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                                                                  EXHIBIT 23.2

                           Price Waterhouse Letterhead

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Nam Tai Electronics, Inc. relating to 350,000 Common Shares issuable upon exercise of options granted under the Nam Tai Electronics, Inc. 1993 Stock Option Plan of our report dated March 31, 1997 appearing on page 36 of Nam Tai Electronics, Inc.'s Annual Report on Form 20-F for the year ended December 31, 1996.


/s/ Price Waterhouse

Price Waterhouse
Certified Public Accountants

Hong Kong
March 31, 1997